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                                                                   EXHIBIT 10.38
February 07, 2000


Mr. Jim Hirschberg
Director
NPD Intelect Market Tracking
900 West Shore Road
Port Washington, New York 11050



Dear Mr. Hirschberg;


This letter will confirm our conversation regarding the release of data for Rockford Corporation's filing of the S-1. NPD Intelect Market Tracking authorizes Rockford Corporation to release market data solely for the S-1 document. Any information used for other than the S-1 document is prohibited.

If you agree, please sign below and return back to me.

/s/ James M. Thomson
------------------------
James M. Thomson
Chief Financial Officer
Rockford Corporation




/s/ Jim Hirschberg
------------------------
Jim Hirschberg
Director
NPD Intelect Market Tracking